Exhibit 99

FOR IMMEDIATE RELEASE

TARGET CORPORATION ANNOUNCES SECOND QUARTER EARNINGS

MINNEAPOLIS, August 18, 2010 — Target Corporation (NYSE:TGT) today reported net earnings of $679 million for the quarter ended July 31, 2010, compared with $594 million in the quarter ended August 1, 2009. Earnings per share in the second quarter increased 17.0 percent to 92 cents from 79 cents in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“Our retail segment generated strong profitability, overcoming softer-than-expected sales,” said Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation. “Growth in guest traffic and apparel sales remained robust, and teams across the company continued to exercise thoughtful control of expenses. Our credit card segment also enjoyed very strong results, as disciplined underwriting, superb execution and improving risk trends caused a sharp reduction in bad debt expense compared with last year. Regardless of the pace of recovery, we are well-positioned to continue to gain profitable market share.”

Retail Segment Results

Sales increased 3.8 percent in the second quarter to $15.1 billion in 2010 from $14.6 billion in 2009, due to the contribution from new stores combined with a 1.7 percent increase in comparable-store sales. Retail segment earnings before interest expense and income taxes (EBIT) were $1,096 million in the second quarter of 2010, an increase of 3.1 percent from $1,064 million in 2009.

Second quarter EBITDA and EBIT margin rates were 10.5 percent and 7.2 percent, respectively, compared with 10.6 percent and 7.3 percent in 2009. These changes were the result of slight changes in the gross margin rate, selling, general and administrative (SG&A) expense rate, and the depreciation and amortization (D&A) expense rate.

Second quarter gross margin rate was 32.0 percent, up from 31.9 percent in 2009. The impact of sales mix on gross margin rate was essentially neutral, as sales increased at a similar pace in both higher-margin and lower-margin categories.

Second quarter SG&A expense rate was 21.5 percent, up from 21.4 percent in 2009.

Credit Card Segment Results

Second quarter segment profit increased to $149 million from $63 million a year ago, as bad debt expense declined 54.5 percent from $303 million in second quarter 2009 to $138 million this year.

Second quarter average receivables decreased 15.1 percent to $7.1 billion in 2010 from $8.4 billion in 2009. Average receivables directly funded by Target increased in the second quarter to $3.0 billion from $2.9 billion in 2009.

Annualized segment pre-tax return on invested capital was 20.2 percent in the second quarter 2010, compared with 8.8 percent a year ago.

—more —

Interest Expense and Taxes

Net interest expense for the quarter decreased $9 million from second quarter 2009, driven by lower average debt balances partially offset by a higher average portfolio interest rate.

The company’s effective income tax rate for the second quarter was 37.2 percent in 2010, down from 37.9 percent in 2009.

Share Repurchase

In the second quarter, under the share repurchase program originally announced in November 2007 and resumed in January 2010, the company repurchased 17.5 million shares of its common stock at an average price of $51.72, for a total investment of $907 million.

Program-to-date through the end of the second quarter, the company has acquired 128.6 million shares of its common stock at an average price per share of $51.46, reflecting a total investment of $6.6 billion.

Miscellaneous

Target Corporation will webcast its second quarter earnings conference call at 9:30am CDT today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events + presentations” and then “archives + webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CDT today through the end of business on August 20, 2010. The replay number is (800) 642-1687 (passcode: 49644107).

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary credit card products. The company currently operates 1,743 Target stores in 49 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts:	John Hulbert (Investors)	Eric Hausman (Financial Media)
	(612) 761-6627	(612) 761-2054

2

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	July 31,	August 1,		July 31,	August 1,
(millions, except per share data)	2010	2009	Change	2010	2009	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Sales	$15,126	$14,567	3.8%	$30,283	$28,928	4.7%
Credit card revenues	406	500	(18.8)	841	972	(13.6)
Total revenues	15,532	15,067	3.1	31,124	29,900	4.1
Cost of sales	10,293	9,914	3.8	20,705	19,851	4.3
Selling, general and administrative expenses	3,263	3,136	4.0	6,405	6,150	4.1
Credit card expenses	214	388	(44.8)	494	772	(36.0)
Depreciation and amortization	496	478	3.7	1,012	950	6.5
Earnings before interest expense and income taxes	1,266	1,151	10.0	2,508	2,177	15.2
Net interest expense
Nonrecourse debt collateralized by credit card receivables	21	24	(14.0)	44	51	(13.3)
Other interest expense	165	171	(3.5)	330	348	(5.3)
Interest income	(1)	(1)	(50.4)	(1)	(2)	(53.6)
Net interest expense	185	194	(4.6)	373	397	(6.0)
Earnings before income taxes	1,081	957	13.0	2,135	1,780	19.9
Provision for income taxes	402	363	10.9	785	664	18.2
Net earnings	$679	$594	14.3%	$1,350	$1,116	21.0%
Basic earnings per share	$0.93	$0.79	17.6%	$1.84	$1.48	23.7%
Diluted earnings per share	$0.92	$0.79	17.0%	$1.82	$1.48	23.1%
Weighted average common shares outstanding
Basic	731.1	752.0		735.5	752.1
Diluted	736.6	754.4		741.1	754.2

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	July 31,	January 30,	August 1,
(millions)	2010	2010	2009
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including marketable securities of $972, $1,617 and $385	$1,540	$2,200	$957
Credit card receivables, net of allowance of $851, $1,016 and $1,004	6,137	6,966	7,288
Inventory	7,728	7,179	7,528
Other current assets	1,840	2,079	1,910
Total current assets	17,245	18,424	17,683
Property and equipment
Land	5,845	5,793	5,726
Buildings and improvements	22,568	22,152	21,530
Fixtures and equipment	4,602	4,743	4,481
Computer hardware and software	2,432	2,575	2,540
Construction-in-progress	772	502	978
Accumulated depreciation	(10,818)	(10,485)	(9,543)
Property and equipment, net	25,401	25,280	25,712
Other noncurrent assets	1,009	829	838
Total assets	$43,655	$44,533	$44,233
Liabilities and shareholders’ investment
Accounts payable	$6,228	$6,511	$6,233
Accrued and other current liabilities	3,057	3,120	3,004
Unsecured debt and other borrowings	782	796	517
Nonrecourse debt collateralized by credit card receivables	33	900	56
Total current liabilities	10,100	11,327	9,810
Unsecured debt and other borrowings	11,693	10,643	11,983
Nonrecourse debt collateralized by credit card receivables	4,044	4,475	5,458
Deferred income taxes	740	835	494
Other noncurrent liabilities	1,810	1,906	1,886
Total noncurrent liabilities	18,287	17,859	19,821
Shareholders’ investment
Common stock	60	62	63
Additional paid-in capital	3,085	2,919	2,822
Retained earnings	12,690	12,947	12,266
Accumulated other comprehensive loss	(567)	(581)	(549)
Total shareholders’ investment	15,268	15,347	14,602
Total liabilities and shareholders’ investment	$43,655	$44,533	$44,233
Common shares outstanding	722.6	744.6	751.9

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
	July 31,	August 1,
(millions)	2010	2009
	(unaudited)	(unaudited)
Operating activities
Net earnings	$1,350	$1,116
Reconciliation to cash flow
Depreciation and amortization	1,012	950
Share-based compensation expense	52	48
Deferred income taxes	148	64
Bad debt expense	335	600
Loss/impairment of property and equipment, net	10	74
Other non-cash items affecting earnings	75	28
Changes in operating accounts providing/(requiring) cash
Accounts receivable originated at Target	241	154
Inventory	(549)	(823)
Other current assets	(76)	(59)
Other noncurrent assets	(106)	19
Accounts payable	(283)	(103)
Accrued and other current liabilities	(247)	30
Other noncurrent liabilities	(134)	(47)
Cash flow provided by operations	1,828	2,051
Investing activities
Expenditures for property and equipment	(991)	(1,042)
Proceeds from disposal of property and equipment	32	24
Change in accounts receivable originated at third parties	254	42
Other investments	(20)	4
Cash flow required for investing activities	(725)	(972)
Financing activities
Reductions of short-term notes payable		—
Additions to long-term debt	997	—
Reductions of long-term debt	(1,339)	(754)
Dividends paid	(252)	(241)
Repurchase of stock	(1,285)	—
Stock option exercises and related tax benefit	116	9
Cash flow provided by/(required for) financing activities	(1,763)	(986)
Net increase/(decrease) in cash and cash equivalents	(660)	93
Cash and cash equivalents at beginning of period	2,200	864
Cash and cash equivalents at end of period	$1,540	$957

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results

	Three Months Ended			Six Months Ended
	July 31,	August 1,		July 31,	August 1,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Sales	$15,126	$14,567	3.8%	$30,283	$28,928	4.7%
Cost of sales	10,293	9,914	3.8	20,705	19,851	4.3
Gross margin	4,833	4,653	3.9	9,578	9,077	5.5
SG&A expenses(a)	3,246	3,115	4.2	6,370	6,109	4.3
EBITDA	1,587	1,538	3.2	3,208	2,968	8.1
Depreciation and amortization	491	474	3.5	1,003	942	6.4
EBIT	$1,096	$1,064	3.1%	$2,205	$2,026	8.9%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $17 million and $34 million for the three and six months ended July 31, 2010, respectively, and $21 million and $41 million for the three and six months ended August 1, 2009, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
(unaudited)	2010	2009	2010	2009
Gross margin rate	32.0%	31.9%	31.6%	31.4%
SG&A expense rate	21.5%	21.4%	21.0%	21.1%
EBITDA margin rate	10.5%	10.6%	10.6%	10.3%
Depreciation and amortization expense rate	3.2%	3.3%	3.3%	3.3%
EBIT margin rate	7.2%	7.3%	7.3%	7.0%

Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales

	Three Months Ended		Six Months Ended
	July 31,	August 1,	July 31,	August 1,
(unaudited)	2010	2009	2010	2009
Comparable-store sales	1.7%	(6.2)%	2.2%	(5.0)%
Drivers of changes in comparable-store sales:
Number of transactions	2.4%	(2.6)%	2.3%	(1.9)%
Average transaction amount	(0.8)%	(3.7)%	(0.1)%	(3.1)%
Units per transaction	2.0%	(2.6)%	1.6%	(2.9)%
Selling price per unit	(2.7)%	(1.2)%	(1.7)%	(0.2)%

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

Number of Stores and Retail Square Feet

	Number of Stores			Retail Square Feet(a)
	July 31,	January 30,	August 1,	July 31,	January 30,	August 1,
(unaudited)	2010	2010	2009	2010	2010	2009
Target general merchandise stores	1,492	1,489	1,472	187,971	187,449	184,663
SuperTarget stores	251	251	247	44,504	44,492	43,739
Total	1,743	1,740	1,719	232,475	231,941	228,402

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 31, 2010		August 1, 2009		July 31, 2010		August 1, 2009
	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$324	18.3%	$377	18.1%	$674	18.4%	$732	17.2%
Late fees and other revenue	54	3.0	91	4.3	113	3.1	178	4.2
Third party merchant fees	28	1.6	32	1.5	54	1.5	62	1.5
Total revenues	406	22.9	500	23.9	841	23.0	972	22.8
Bad debt expense	138	7.8	303	14.5	335	9.2	600	14.1
Operations and marketing expenses(a)	93	5.2	106	5.0	193	5.3	213	5.0
Depreciation and amortization	5	0.3	4	0.2	9	0.2	7	0.2
Total expenses	236	13.3	413	19.7	537	14.7	820	19.2
EBIT	170	9.6	87	4.2	304	8.3	152	3.6
Interest expense on nonrecourse debt collateralized by credit card receivables	21		24		44		51
Segment profit	$149		$63		$260		$101
Average gross credit card receivables funded by Target(b)	$2,950		$2,853		$2,656		$3,027
Segment pretax ROIC(c)	20.2%		8.8%		19.6%		6.7%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $17 million and $34 million for the three and six months ended July 31, 2010, respectively, and $21 million and $41 million for the three and six months ended August 1, 2009, respectively, are recorded as an increase to Operations and Marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $4,148 million and $4,667 million for the three and six months ended July 31, 2010, respectively, and $5,508 million and $5,502 million for the three and six months ended August 1, 2009, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profit divided by average receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

Spread Analysis - Total Portfolio

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	July 31, 2010			August 1, 2009			July 31, 2010			August 1, 2009
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$170	9.6	%(b)	$87	4.2	%(b)	$304	8.3	%(b)	$152	3.6	%(b)
LIBOR(a)		0.3%			0.3%			0.3%			0.4%
Spread to LIBOR(c)	$164	9.3	%(b)	$81	3.9	%(b)	$293	8.0	%(b)	$135	3.2	%(b)

(a) Balance-weighted average one-month LIBOR

(b) As a percentage of average gross credit card receivables.

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis

	Three Months Ended			Six Months Ended
	July 31,	August 1,		July 31,	August 1,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Beginning gross credit card receivables	$7,260	$8,457	(14.2)%	$7,982	$9,094	(12.2)%
Charges at Target	765	843	(9.2)	1,484	1,646	(9.9)
Charges at third parties	1,522	1,768	(13.9)	2,948	3,432	(14.1)
Payments	(2,717)	(2,940)	(7.6)	(5,706)	(6,201)	(8.0)
Other	158	165	(4.7)	280	322	(13.1)
Period-end gross credit card receivables	$6,988	$8,293	(15.7)%	$6,988	$8,293	(15.7)%
Average gross credit card receivables	$7,098	$8,361	(15.1)%	$7,323	$8,529	(14.1)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	5.0%	5.8%		5.0%	5.8%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	3.5%	4.1%		3.5%	4.1%
Credit card penetration(a)	5.1%	5.8%		4.9%	5.7%

(a) Represents charges at Target (including sales taxes and gift cards) divided by sales (which excludes sales taxes and gift cards).

Allowance for Doubtful Accounts

	Three Months Ended			Six Months Ended
	July 31,	August 1,		July 31,	August 1,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Allowance at beginning of period	$930	$1,005	(7.5)%	$1,016	$1,010	0.6%
Bad debt provision	138	303	(54.5)	335	600	(44.1)
Net write-offs(a)	(217)	(304)	(28.7)	(500)	(606)	(17.4)
Allowance at end of period	$851	$1,004	(15.3)%	$851	$1,004	(15.3)%
As a percentage of period-end gross credit card receivables	12.2%	12.1%		12.2%	12.1%
Net write-offs as a percentage of average gross credit card receivables (annualized)	12.2%	14.5%		13.7%	14.2%

(a) Net write-offs include the principal amount of losses (excluding accrued and unpaid finance charges) less current period principal recoveries.

Subject to reclassification